Exhibit 99.1

Corn Products International, Inc.

5 Westbrook Corporate Center

Westchester, IL 60154

NEWS RELEASE

FOR IMMEDIATE RELEASE:	CONTACT:
June 21, 2009, 2:00 A.M. ET	Investors:	John Barry, (708) 551-2592
	Media:	Mark Lindley, (708) 551-2602

CORN PRODUCTS INTERNATIONAL TO ACQUIRE NATIONAL STARCH FOR

$1.3 BILLION IN CASH, TO CREATE A NEARLY $5 BILLION

GLOBAL INGREDIENT SOLUTIONS LEADER

•                  ACQUISITION BROADENS PRODUCT PORTFOLIO AND ENHANCES INNOVATION

•                  EXPANDS CORN PRODUCTS’ GEOGRAPHIC FOOTPRINT IN EUROPE AND ASIA-PACIFIC

•                  COMPANY ANTICIPATES SYNERGIES OF AT LEAST $50 MILLION

WESTCHESTER, ILLINOIS, JUNE 21, 2010 — Corn Products International, Inc. (NYSE: CPO), a leading global provider of ingredient solutions for diversified industries, announced today that it has entered into a definitive agreement to acquire National Starch, a New Jersey-based global provider of specialty starches, from AkzoNobel, the largest global coatings and specialty chemicals company headquartered in The Netherlands.

“The acquisition of National Starch represents an exceptional opportunity for our Company and a significant step forward toward achieving our strategic goals,” Gordon said.  “The acquisition aligns with our strategic priorities to grow our ingredient portfolio, increase our presence in priority food processing segments, enter new markets, and develop innovative solutions that better serve our customers.”

“Combining National Starch with Corn Products will create an ingredient solutions leader with nearly $5 billion in revenues, “Gordon added.  “The combined company will benefit from leading, innovative technology; enhanced geographic scale; a broader and deeper product portfolio; and access to new market segments.”

National Starch is a recognized innovator in food ingredients and specialty starches.  The company’s technologies are supported by a world-class research and development infrastructure and protected by more than 800 patents and patents pending, which drive the development of advanced specialty starches for the next generation of food products. National Starch had 2009 revenues of $1.2 billion from sales of specialty starches to both local and multinational customers in the food, papermaking, consumer and industrial segments. It has 2,250 employees around the world and operates 11 plants in eight countries, including new geographies for Corn Products such as the United Kingdom, Germany, Australia, and New Zealand.

National Starch is a leader in the development of specialty and modified starches — two of the ingredient solutions that Corn Products has identified as important to its ongoing growth.  National Starch’s ingredient solutions, such as texturants, blends and environmentally “green” solutions, will broaden Corn Products’ offerings to its global customers.

“This acquisition gives us access to new markets such as Europe, and improves our scale and capabilities in many of our existing global locations,” said Gordon. “We will be able to better serve our global customers with our enhanced geographic footprint and the addition of National Starch’s technology. Further, we expect significant production efficiencies and cost synergies that will make us more competitive around the world.”

“We are acquiring National Starch, not just because of its products and manufacturing assets, but also because of its experienced and dedicated people,” Gordon added.  “They bring to Corn Products exceptional know-how in ingredient development, solutions and applications, along with proven marketing and customer service skills.”

“We are confident that this acquisition will create lasting, long-term value for our shareholders,” Gordon said.  The transaction is expected to generate cost synergies of at least $50 million, primarily from efficiencies in the areas of manufacturing, procurement, logistics and general & administrative functions.

“We expect to move quickly to integrate and attain synergy savings” Gordon concluded.

On cash basis, the transaction is expected to be accretive by the end of 2011.

The acquisition, which has been approved by the Boards of Directors of both Corn Products International and AkzoNobel, is expected to close in the third quarter of 2010, subject to customary regulatory approvals.

The Company expects to finance the transaction through cash, debt and new equity.  Corn Products is committed to maintaining its investment grade rating.

J.P. Morgan Securities Inc. acted as exclusive financial advisor to Corn Products International.

CONFERENCE CALL INFORMATION

Corn Products International will discuss this acquisition on a conference call today at 9:30 a.m. Eastern Time (8:30 a.m. Central Time) to be hosted by Ilene Gordon, Chairman, President and Chief Executive Officer, and Cheryl Beebe, Chief Financial Officer. The call will be broadcast in a real-time webcast that will consist of the call and a visual presentation accessible through the Corn Products International web site at www.cornproducts.com.

A replay of the webcast will be available at www.cornproducts.com. Individuals without Internet access may listen to the live conference call by dialing 719-3254753. A replay of the audio call will be available through Friday, July 2, by calling 719-457-0820 and using passcode 6350941.

About the Company

Corn Products International is one of the world’s largest corn refiners and a major supplier of high-quality food ingredients and industrial products derived from the wet milling and processing of corn and other starch-based materials. The Company, headquartered in Westchester, Ill., is a leading worldwide producer of dextrose and a major regional producer of starches, sweeteners and other ingredients.  It has 8,000 employees and operations in 13 countries at 28 plants, including wholly owned businesses, affiliates and alliances. In 2009, Corn Products International reported net sales of $3.67 billion. For more information, visit www.cornproducts.com.

Forward-Looking Statements

This news release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. These statements include, among other things, any predictions regarding the Company’s prospects or future financial condition, earnings, revenues, expenses or other financial items, any statements concerning the Company’s prospects or future operations, including management’s plans or strategies and objectives therefor, expectations regarding the proposed acquisition, including synergies, time of closing, accretion and credit ratings, and any assumptions, expectations or beliefs underlying the foregoing. These statements can sometimes be identified by the use of forward looking words such as “may,” “should,” “will,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this news release or referred to in this news release  are “forward-looking statements.” These statements are based on current expectations, but are subject to certain inherent risks and uncertainties, many of which are difficult to predict and are beyond our control. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct. Actual results and developments may differ materially from the expectations expressed in or implied by these statements, based on various factors, including the effects of the global economic recession and its impact on our sales volumes and pricing of our products, our ability to collect our receivables from customers and our ability to raise funds at reasonable rates; fluctuations in worldwide markets for corn and other commodities, and the associated risks of hedging against such fluctuations; fluctuations in the markets and prices for our co-products, particularly corn oil; fluctuations in aggregate industry supply and market demand; the behavior of financial markets, including foreign currency fluctuations and fluctuations in interest and exchange rates; continued volatility and turmoil in the capital markets; the commercial and consumer credit environment; general political, economic, business, market and weather conditions in the various geographic regions and countries in which we manufacture and/or sell our products; future financial performance of major industries which we serve, including, without limitation, the food and beverage, pharmaceuticals, paper, corrugated, textile and brewing industries; energy costs and availability, freight and shipping costs, changes in regulatory controls regarding quotas, tariffs, duties, taxes and income tax rates; operating difficulties; boiler reliability; our ability to effectively integrate acquired businesses; labor disputes; genetic and biotechnology issues; changing consumption preferences and trends; increased competitive and/or customer pressure in the corn-refining industry; and the outbreak or continuation of serious communicable disease or hostilities including acts of terrorism. Factors relating to the proposed acquisition that could cause actual results and developments to differ from expectations include:  required regulatory approvals may not be obtained in a timely manner, if at all; the proposed acquisition may not be consummated in a timely manner or at all; the anticipated benefits of the proposed acquisition, including synergies, may not be realized; the integration of National Starch’s operations with those of Corn Products may be materially delayed or may be more costly or difficult than expected, and we may be unable to maintain our current credit ratings.  Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent reports on Forms 10-Q or 8-K .This news release also may contain references to the Company’s long term objectives and goals or targets with respect to certain metrics. These objectives, goals and targets are used as a motivational and management tool and are indicative of the Company’s long term aspirations only, and they are not intended to constitute, nor should they be interpreted as, an estimate, projection, forecast or prediction of the Company’s future performance.

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